                                                                                                                                       Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-221228 and 333-255267 on Form S-3 and Registration Statement Nos. 333-204241, 333-213184, 333-218016, 333-219737, and 333-237266 on Form S-8 of Second Sight Medical Products, Inc. of our report dated March 16, 2021, relating to the consolidated financial statements of Second Sight Medical Products, Inc. and Subsidiary (the “Company”), appearing in the Annual Report on Form 10-K for the year ended December 31, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Gumbiner Savett Inc.

Santa Monica, California

April 27, 2021